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                           CGB&L FINANCIAL GROUP, INC.
                       CERRO GORDO BUILDING AND LOAN, S.B.
                            93,500 to 145,475 Shares

                                  Common Stock
                           (Par Value $0.01 Per Share)

                                $10.00 Per Share

                             SALES AGENCY AGREEMENT

Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Dear Sirs:

         CGB&L Financial Group, Inc., a Delaware-chartered corporation (the "Company"), and Cerro Gordo Building and Loan, s.b., an Illinois chartered and insured mutual savings bank (the "Bank"), hereby confirm, as of ________ __, 1998, their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. Introductory. The Bank intends to convert from an Illinois chartered mutual savings Bank to an Illinois chartered stock savings bank as a wholly owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Bank to the Company and the incorporation of the Company, the "Conversion") pursuant to a plan of conversion adopted on March 11, 1998 (the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $0.01 per share (the "Shares" and the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors and borrowers of the Bank, to directors, officers and employees of the Bank, and to the Bank's tax-qualified employee benefit plans (i.e., the Bank's Employee Stock Ownership Plan (the "ESOP")). Concurrently with, during or promptly after the Subscription Offering, shares of the Common Stock not sold in the Subscription Offering may be offered to the general public in a community offering, with preference being given to natural persons residing in Piatt County, Illinois (the "Community Offering") (the Subscription and Community Offerings are sometimes referred to collectively as the "Offerings"), subject to the right of the Company and the Bank, in their absolute discretion, to reject orders in the Community Offering in whole or in part. In the Offerings, the Company is offering between 93,500 and 126,500 Shares, with the possibility of offering up to 145,475 Shares without a resolicitation of subscribers. Officers and directors of the Bank and associates thereof may not purchase in the aggregate more than 35% of the shares issued in the Conversion.

         The Company and the Bank have been advised by Trident that it will utilize its best efforts in assisting the Company and the Bank with the sale of the Shares in the Offerings including a syndicated community offering if deemed necessary by the Company. Prior to the execution of this


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Trident Securities, Inc.
Sales Agency Agreement
Page 2

Agreement, the Company has delivered to Trident the Prospectus dated ________ __,1998 (as hereinafter defined) and all supplements thereto to be used in the Offerings. Such Prospectus contains information with respect to the Company, the Bank and the Shares.

         2.       Representations and Warranties.

                  (a) The Company and the Bank jointly and severally represent and warrant to Trident that:

                           (i) The Company has filed with the Securities and
                  Exchange Commission (the "Commission") a registration statement, including exhibits and an amendment or amendments thereto, on Form SB-2 (No. 333-_____), including a Prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the Prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the Prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act (together with the enforceable published policies and actions of the Commission thereunder, the "SEC Regulations") differs from the form of Prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) Prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offering, if any, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription Offering and, if any, the Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a Prospectus or Prospectus supplement containing information relating to the results of the Subscription and the Community Offerings and pricing information pursuant to Rule 424(c) of the Regulations, in either case in a form reasonably acceptable to the Company and Trident.


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Trident Securities, Inc.
Sales Agency Agreement
Page 3

                           (ii) The Bank has filed an application to convert
                  including exhibits (as amended or supplemented, the "Conversion Application") with the Illinois Office of Banks and Real Estate ("Commissioner") and a Notice of Intent to Convert to Stock Form (the "Notice") with the Federal Deposit Insurance Corporation ("FDIC") (the application to the Commissioner and the Notice filed with the FDIC are collectively referred to as the "Application"). (The enforceable rules and regulations, including published policies and actions, of the Commissioner are hereinafter referred to as the "Commissioner Regulations"). The Commissioner and the FDIC have approved the Bank's Application. The Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Conversion Application have been approved for use by the Commissioner and the FDIC. No order has been issued by the Commissioner or the FDIC preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Commissioner or the FDIC revoking such approvals is pending or, to the Bank's best knowledge, threatened. The Company has filed with the Commissioner and the Federal Reserve Board ("FRB") the Company's application promulgated under the Bank Holding Company Act of 1956, as amended ("BHCA") and has received approval of its acquisition of the Bank from the Commissioner and the FRB.

                           (iii) At the date of the Prospectus and at all times
                  subsequent thereto through and including the Closing Date (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied with the Act and the SEC Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
                  (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.

                           (iv) The Company has been duly incorporated and is in
                    good standing as a Delaware corporation, and the Bank has been duly organized and has a corporate existence as a mutual savings bank under the laws of Illinois, and each of them is validly existing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank of Chicago; and the deposit accounts of the Bank are


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Trident Securities, Inc.
Sales Agency Agreement
Page 4

                    insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC up to the applicable legal limits. Each of the Company and the Bank is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company and the Bank, taken as a whole. The Bank does not own equity securities of or an equity interest in any business enterprise except as described in the Prospectus. Upon amendment of the Bank's charter and bylaws as provided in the rules and regulations of the Commissioner and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to an Illinois chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

                           (v) The Bank does not own equity securities of or an
                    equity interest in any business enterprise except as described in the Prospectus.

                           (vi) The Bank has good, marketable and insurable
                    title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect upon the operations or financial condition of the Bank; and all of the leases and subleases material to the operations or financial condition of the Bank, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

                           (vii) The execution and delivery of this Agreement
                  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation with valid execution and delivery of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Sections 23A or 23B of the Federal Reserve Act, 12 U.S. C. Sections 371c ("Section 23A" or "Section 23B").


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Trident Securities, Inc.
Sales Agency Agreement
Page 5

                           (viii) There is no litigation or governmental
                  proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company, the Bank, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations and business, including the assets and properties, of the Company and the Bank, taken as a whole.

                           (ix) The Company and the Bank have received the
                  opinion of Geo. S. Olive & Co. LLC with respect to federal and Illinois state tax consequences of the Conversion, to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Bank or the Company under the laws of Illinois or the United States, and the facts relied upon in such opinions are accurate and complete.

                           (x) Each of the Company and the Bank has all such
                  corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Commissioner, the FDIC, and the FRB in connection with its approvals of the Applications, and except as may be required under the securities, or "blue sky," laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Company as provided in the Plan, subject to the issuance of an amended charter in the form required for Illinois chartered stock savings banks (the "Stock Charter"), the form of which Stock Charter has been approved by the Commissioner.

                           (xi) To the best of its knowledge, neither the
                  Company nor the Bank is in violation of any rule or regulation of the Commissioner or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Bank, or their officers or directors that might have a material adverse effect on the financial condition, operations, businesses, assets or properties of the Company and the Bank, taken as a whole.

                           (xii) The consolidated financial statements and any
                  related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, income, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Regulations and the applicable accounting regulations of the Commissioner. Such financial statements have been prepared in accordance with generally accepted

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Trident Securities, Inc.
Sales Agency Agreement
Page 6

                  accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

                           (xiii) There has been no material change in the
                  financial condition, results of operations or business, including assets and properties, of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company and the Bank conform to the descriptions thereof contained in the Prospectus. Neither the Company or the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                           (xiv) There has been no breach or default (or the
                  occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company and the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Bank taken as a whole; all agreements which are material to the financial condition, results of operations or business of the Company and the Bank taken as a whole are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company or the Bank would be alleged to be in default thereunder.

                           (xv) None of the Company or the Bank is in violation
                  of its respective charter or bylaws. The execution and delivery hereof and the consummation of the transactions contemplated hereby by the Company and the Bank do not conflict with or result in a breach of the charter or bylaws of the Company or the Bank (in either mutual or stock form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the


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Trident Securities, Inc.
Sales Agency Agreement
Page 7

                  properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Commissioner in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations or business of the Company and the Bank taken as a whole.

                           (xvi) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and Prospectus and prior to the Closing Date (as hereinafter defined), except as otherwise may be indicated or contemplated therein, none of the Company or the Bank has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company and the Bank, taken as a whole.

                           (xvii) Upon consummation of the Conversion, the
                  authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the Commissioner and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and the Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Commissioner and the FDIC in connection with its approval of the Conversion Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.


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Trident Securities, Inc.
Sales Agency Agreement
Page 8

                           (xviii) No approval of any regulatory or supervisory
                  or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and final approvals of the Conversion by the Commissioner and the FDIC, approval of the Company's application by the FRB, and the issuance of the Stock Charter by the Commissioner and as may be required under the securities laws of various jurisdictions.

                           (xix) All material contracts and other documents
                  required to be filed as exhibits to the Registration Statement or the Conversion Application have been filed with the Commission and/or the Commissioner or the FRB, as the case may be.

                           (xx) Geo. S. Olive & Co. LLC, which has audited the
                  consolidated financial statements of the Bank at March 31, 1998 and for the eleven months ended March 31, 1997, is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 303.15.

                           (xxi) For the past five years, the Company and the
                  Bank have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Bank have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition of the Company and the Bank taken as a whole.

                           (xxii) All of the loans represented as assets of the
                  Bank on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank taken as a whole.

                           (xxiii) The records of account holders, depositors,
                  borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use during the Conversion have been prepared or reviewed by the Bank and, to the best knowledge of the Company and the Bank, are reliable and accurate.

                           (xxiv) To the knowledge of the Company and the Bank,
                  none of the Company, the Bank nor directors or employees of the Company or the Bank have


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Trident Securities, Inc.
Sales Agency Agreement
Page 9

                  made any payment of funds of the Company or the Bank as a loan to any person other than the Employee Stock Ownership Plan Trust for the purchase of the Shares.

                           (xxv) To the best knowledge of the Company and the
                  Bank, the Company and the Bank are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants and neither the Company nor the Bank believes that the Company or the Bank is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company or the Bank relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Company and the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company or the Bank or, to the best knowledge of the Company or the Bank, has occurred on, in or at any of the facilities or properties of the Company or the Bank, except such disposal, release or discharge which would not have a material adverse effect on the Company and the Bank, taken as a whole.

                           (xxvi) At the Closing Date, the Company and the Bank
                  will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the Commissioner Regulations, FDIC Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Commissioner, the FDIC and the FRB.

                  (b) Trident represents and warrants to the Company and the
                      Bank that:

                           (i) Trident is registered as a broker-dealer with the
                  Commission, and is in good standing with the Commission and the NASD.

                           (ii) Trident is validly existing as a corporation in
                  good standing under the laws of North Carolina, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

                           (iii) The execution and delivery of this Agreement
                  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the


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Trident Securities, Inc.
Sales Agency Agreement
Page 10

                  enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to
                  Section 23A or Section 23B).

                           (iv) Trident and, to Trident's knowledge, its
                  employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

                           (v) The execution and delivery of this Agreement by
                  Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

                           (vi) Any funds received by Trident to purchase Common
                  Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (vii) There is not now pending or, to Trident's
                  knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer.

         3. Employment of Trident: Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the Company's sale of the Shares in the Subscription Offering and Community Offering. If the Conversion is not consummated for any reason, or if the Conversion is consummated without using the services of Trident, Trident shall be entitled to retain the fees received up to the time that the Conversion is terminated or Trident's services no longer are utilized. Under the agreement with Trident, the Savings Bank is also obligated to indemnify Trident against


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Trident Securities, Inc.
Sales Agency Agreement
Page 11

certain liabilities and expenses, including legal fees, to which Trident may become subject in connection with its engagement.

         In the event the Company is unable to sell a minimum of 93,500 Shares (or such lesser amount as the Commissioner with the FDIC may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8 and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription and Community Offerings, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on or promptly after the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at 229 E. South Street, Cerro Cordo, Illinois 61818 or at such other place as shall be agreed upon between the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

         Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscribers behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

         In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder upon completion and closing of the Conversion and Offerings:

         (a) A management fee in the amount of $53,500. All such fees are to be payable in next-day funds to Trident on the Closing Date.

Trident Securities, Inc.
Sales Agency Agreement
Page 12

         (b) For stock sold by other NASD member firms under selected dealer's agreements, the commission shall not exceed a fee to be agreed upon jointly by Trident and the Bank to reflect market requirements at the time of the stock allocation in a Syndicated Community Offering.

         (c) Trident shall be reimbursed for allowable expenses, incurred by it whether or not the Offerings are successfully completed; provided, however, that reimbursable legal fees will not exceed $25,000, that other reimbursable expenses will not exceed $10,000 and that neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full payment to defray Trident's reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident for reimbursement of its expenses. Trident acknowledges receipt of $10,000 advance payment from the Bank which shall be credited against the total reimbursement due Trident hereunder.

         (d) Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided in the immediately preceding paragraph (c), in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be reimbursed for its allocable expenses incurred during such extended period, provided that the allowance for allowable expenses provided for in the immediately preceding paragraph (c) above shall have been exhausted and subject to the following. Such reimbursement shall be in an amount equal to the product obtained by dividing $10,000 (original out-of-pocket expenses) by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the supplemental Prospectus used in the extended Subscription Offering to the closing of the extension of the Subscription Offering described in such supplemental Prospectus).

         The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank shall also pay all expenses of the Conversion incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

         4. Offering. Subject to the provisions of Section 7 hereof, Trident is assisting the Company on a best efforts basis in offering a minimum of 93,500 and a maximum of 126,500 Shares, with the possibility of offering up to 145,475 Shares (except as the Commissioner and FDIC may permit to be decreased or increased) in the Subscription and Community Offerings. The Shares

Trident Securities, Inc.
Sales Agency Agreement
Page 13

are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5. Further Agreements. The Company and the Bank jointly and severally covenant and agree that:

         (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

         (b) The Company will notify Trident immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

         (c) During the time when a Prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the SEC Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Bank, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for Trident, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

Trident Securities, Inc.
Sales Agency Agreement
Page 14

         (d) The Company and the Bank have taken or will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

         (e) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of eligible account holders as of December 31, 1996 and supplemental eligible account holders as of June 30, 1998 in accordance with the requirements of the Commissioner and the FDIC.

         (f) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act, prior to completion of the stock offering pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

         (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

         (h) For a period of three years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

         (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

         (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived by Trident.

         (k) The Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders and supplemental eligible account holders and votes, in the case

Trident Securities, Inc.
Sales Agency Agreement
Page 15

of other members, and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event and such information shall be accurate and reliable. Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reasonable reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

         (1) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and withholding."

         6. Payment of Expenses. Whether or not the Conversion is consummated, the Company and the Bank shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Subscription and Community Offerings and, (b) in addition, if the Company is unable to sell a minimum of 93,500 Shares or such lesser amount as the Commissioner and the FDIC may permit or the Conversion is otherwise terminated, the Company and the Bank shall reimburse Trident for allowable expenses incurred by Trident relating to the offering of the Shares as provided in Section 3 hereof; provided, however, that neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

         7. Conditions of Trident's Obligations. Except as may be waived by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

         (a) At the Closing Date, Trident shall receive the favorable opinion of Howard & Howard Attorneys, P.C., counsel to the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident substantially as set forth in Exhibit B hereto:

         In rendering such opinions, such counsel may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Bank. Such opinions may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), and, as a consequence, references in such opinions to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such opinions may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinions, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion

Trident Securities, Inc.
Sales Agency Agreement
Page 16

or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Bank of this Agreement or the issuance of the Shares.

         (b) At the Closing Date, Trident shall receive the letter of Howard & Howard Attorneys, P.C., counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident substantially as set forth in Exhibit C, hereto:

         (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

         (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the financial condition, business or results of operations of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company and the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) none of the Company or the Bank shall have received from the Commissioner, FDIC, FRB or Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Bank, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

         (e) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized by the Company for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank; (ii) since the date the Prospectus became authorized by the Company for use, no event has

Trident Securities, Inc.
Sales Agency Agreement
Page 17

occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, financial condition or results of operations of the Company or the Bank and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officer, no order has been issued by the Commission, FRB, FDIC or the Commissioner to suspend the Subscription Offering or the Community Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the Commissioner; (iv) to the best knowledge of such officer, no person has sought to obtain review of the final actions of the FDIC, Commissioner and FRB approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

         (f) At the Closing Date, Trident shall receive, among other documents,
(i) copies of the letters from the FDIC and the Commissioner authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) copies of the letters from the Commissioner evidencing the corporate existence of the Bank;
(iv) a copy of the letter from the appropriate Delaware authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (v) a copy of the Company's corporate charter certified by the appropriate Delaware governmental authority; and, (vi) if available, a copy of the letter from the Commissioner approving the Bank's Stock Charter.

         (g) As soon as available after the Closing Date, Trident shall receive a copy of the Bank's certified Restated Organization Certificate executed by the appropriate state governmental authority.

         (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Geo. S. Olive & Co. LLC, independent certified public accountants, addressed to Trident and the Company, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

         (i) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Geo. S. Olive & Co. LLC, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment.

Trident Securities, Inc.
Sales Agency Agreement
Page 18

If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in Section 3(b) hereof.

         8.       Indemnification.

                  (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company or the Bank in this Agreement or any breach of warranty by the Company or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Applications) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the Commissioner, FRB or Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) the participation by Trident in the Conversion. This indemnity shall be in addition to any liability the Company and the Bank may have to Trident otherwise.

                  (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agents for use during the Conversion.

                  (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of
         Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application, provided that it is agreed and understood that the only

Trident Securities, Inc.
Sales Agency Agreement
Page 19

         information so furnished is set forth in the Prospectus under the caption "The Conversion Subscription and Community Offering Marketing and Other Fees"; (B) any misrepresentation by Trident in Section 2(b) of this Agreement; or (C) any liability of the Company or the Bank which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident. It is expressly agreed, however, that Trident shall not be liable for any loss, liability, claim, damage or expense which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Trident under this Agreement.

                  (d) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or
         (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. Notwithstanding the provisions of this Section 8, the Bank shall not provide indemnification to the Company or Trident solely to the extent that such indemnification would cause the Bank to violate
         Section 23A or Section 23B.

         9. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and the Bank and Trident and the representation and warranties of the Company and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any

Trident Securities, Inc.
Sales Agency Agreement
Page 20

investigation made by or on behalf of Trident or the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         10. Termination. Trident may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international Banks or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material change in the condition or prospects of the Company or the Bank.

                  (b) If Trident elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by Trident by telephone or telegram and confirmed by letter.

                  (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3(c), 6, 8(a) and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

                  (d) The Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Bank shall be required to fulfill their obligations, to the extent applicable, pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement.

         11. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows (with a copy to Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Washington, D.C. 20005-3934, Attention: Martin L. Meyrowitz, P.C., ) and if sent to the Company or the Bank it shall be mailed, delivered or telegraphed and confirmed to Cerro Gordo Building and Loan, s.b., 229 E. South Street, Cerro Gordo, Illinois 61818-0680

Trident Securities, Inc.
Sales Agency Agreement
Page 21

Attention: Maralyn F. Heckman, Chief Executive Officer (with a copy to Howard & Howard Attorneys, P.C., Attention: Theodore L. Eissfeldt, Esq.

         12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         13. Construction Unless governed by preemptive federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

         14. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Trident Securities, Inc.
Sales Agency Agreement
Page 22

         Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

CGB&L FINANCIAL GROUP, INC.                 CERRO GORDO BUILDING & LOAN, S.B.



By:                                         By:
   --------------------------------            --------------------------------
    Maralyn F. Heckman                          Maralyn F. Heckman
    Chief Executive Officer                     Chief Executive Officer



Date:                                       Date:
     ------------------------------               -----------------------------



Agreed to and accepted:

TRIDENT SECURITIES, INC.

By:
   --------------------------------

Date:
     ------------------------------

                                    Exhibit A

            Jurisdictions where Trident is a Registered Selling Agent

Trident Securities, Inc. is a registered selling agent in the jurisdictions listed below:

Alabama                             Missouri
Arizona                             Nebraska
Arkansas                            Nevada
California                          New Hampshire
Colorado                            New Jersey
Connecticut                         New Mexico
Delaware                            New York
District of Columbia                North Carolina
Florida                             North Dakota (Trident Securities, Inc. only, no agents)
Georgia                             Ohio
Idaho                               Oklahoma
Illinois                            Oregon
Indiana                             Pennsylvania
Iowa                                Rhode Island
Kansas                              South Carolina
Kentucky                            Tennessee
Louisiana                           Texas
Maine                               Vermont
Maryland                            Virginia
Massachusetts                       Washington
Michigan                            West Virginia
Minnesota                           Wisconsin
Mississippi                         Wyoming

        Trident Securities, Inc. is not a registered selling agent in the jurisdictions listed below:

                                     Alaska
                                     Hawaii
                                    Montana
                                  South Dakota
                                      Utah

                                    Exhibit B

[Howard & Howard Attorneys, P.C. to insert introduction]

                  (i) the Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and the Bank is validly existing as a mutual savings Bank under the laws of Illinois, each with full power and authority to own its properties and conduct its business as described in the Prospectus;

                  (ii) the Bank is a member of the Federal Home Loan Bank of Chicago, and the deposit accounts of the Bank are insured by the SAIF up to the applicable legal limits;

                  (iii) to the best of our knowledge, the activities of the Bank as such activities are described in the Prospectus are permitted under the laws of the state of Illinois to subsidiaries of a Delaware business corporation and the Bank does not have any subsidiaries;

                  (iv) The Plan complies with, and, to the best of our knowledge, the Conversion of the Bank from an Illinois chartered mutual savings Bank to an Illinois chartered stock savings Bank and the creation of the Company as a holding company for the Bank have been effected in all material respects in accordance with, the Bank Holding Company Act of 1956, as amended ("BHCA") and the regulations of the Commissioner and the FDIC; to the best of our knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Commissioner and the FDIC, except with respect to the filing or submission of certain required post-Conversion reports or other materials by the Company or the Bank, have been complied with by the Company and the Bank; and, to the best of our knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Commissioner and the FDIC in approving the Plan;

                  (v) the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description of such Common Stock in the Registration Statement and the Prospectus is accurate in all material respects;

                  (vi) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens created by the Company;

                  (vii) the form of certificate used to evidence the Shares is in proper form and complies in all material respects with applicable Delaware law;

                  (viii) the issuance and sale of the capital stock of the Bank to the Company have been duly authorized by all necessary corporate action of the Bank and the Company and have received the approval of the FDIC and the Commissioner, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to our actual knowledge, beneficially by the Company;

                  (ix) subject to the satisfaction of the conditions imposed by the FDIC, FRB and the Commissioner, no further approval, authorization, consent or other order of any federal government board or body is required in connection with the execution and delivery of this Agreement, and the consummation of the Conversion, except with respect to the issuance to the Bank of the Stock Charter by the Commissioner and as may be required under the "blue sky" laws of various jurisdictions;

                  (x) the execution and delivery of this Agreement and the consummation of the Conversion have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Bank;

                  (xi) the statements in the Prospectus and incorporated by reference in the Proxy Statement under the captions "Supervision and Regulation," "Dividend Policy," "Restrictions on Acquisition of the Holding Company" and "Description of Capital Stock," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein, as to which no opinion is expressed), have been prepared or reviewed by us and are correct in all material respects;

                  (xii) the Applications have been approved by the FDIC and the Commissioner, and the Prospectus and the Proxy Statement have been authorized for use by the Commissioner; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; except as to any necessary qualifications or registration under the securities laws of the jurisdictions in which the Shares were offered, no further approval of any governmental authority is required for the issuance and sale of the Shares (subject to the satisfaction of various conditions subsequent imposed by the FDIC and the Commissioner in connection with its approval of the Conversion Application), and, to the best of our knowledge, no proceedings are pending by or before the Commission or the Commissioner seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the Conversion Application or, to the best of our knowledge, are contemplated or threatened (provided that for this purpose we do not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to us, a present intention to initiate such litigation or proceeding);

                  (xiii) the execution and delivery of this Agreement and the consummation of the Conversion by the Company and the Bank do not conflict with or result in a breach of the charter or bylaws of the Company or the Bank (in either mutual or stock form)

                  (xiv) the Conversion Application, the Registration Statement, the Prospectus and the Proxy Statement, in each case as amended, comply as to form in all material respects with the requirements of the Act, the BHCA, the SEC Regulations the FDIC Regulations and the Commissioner Regulations, as the case may be (except as to information with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein, as to which no opinion is expressed); to the best of our knowledge, all material documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed and the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate in all material respects.

                  (xv) to our actual knowledge, the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business as such business is described in the Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in all material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company and the Bank, taken as a whole;

                  (xvi) there are no material legal or governmental proceedings pending or, to our actual knowledge, threatened against or involving the assets of the Company or the Bank (provided that for this purpose we do not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to us, a present intention to initiate such litigation or proceeding);

                  (xvii) to our actual knowledge, the execution and delivery of the Agreement and the consummation of the Conversion by the Company and the Bank do not constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Commissioner in connection with the Commissioner's approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Bank taken as a whole;

                  (xviii) to our actual knowledge, there has been no material breach of any provision of the Company's or the Bank's charter or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any enforceable published law, administrative regulation or order, or court order, writ, injunction or decree which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Bank taken as a whole; and,

                  (xviv) the Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to
         Section 23A or Section 23B, as to which we render no opinion);

[Howard & Howard Attorneys, P.C. to insert conclusion]

                                    Exhibit C

[Howard & Howard Attorneys, P.C. to insert introduction]

         Based on such counsel's participation in conferences with representatives of the Company, the Bank, its counsel, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and understanding of applicable law (including the requirements of Form SB-2 and the character of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which such counsel expresses no opinion), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended (except as to information in respect of Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein as to which such counsel expresses no opinion), as of the date of the Prospectus and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof).

[Howard & Howard Attorneys, P.C. to insert conclusion]

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                                       C-2